Exhibit 10.44

HILB ROGAL & HOBBS COMPANY

Supplemental Cash Incentive Plan

Effective February 13, 2007

INTRODUCTION

Hilb Rogal & Hobbs Company (the “Corporation”) adopted the Hilb Rogal & Hobbs Company Supplemental Cash Incentive Plan (the “Plan”) effective as of February 13, 2007 to provide a supplemental benefit to certain key executives that provides such employees with the opportunity to align their interests with the Corporation in the form of deferred compensation with vesting requirements.

The Plan is intended to be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974, as amended). The Plan also is intended to satisfy the requirements of section 409A of the Internal Revenue Code of 1986, as amended. The Plan must be administered in accordance with those intentions.

ARTICLE 1

DEFINITIONS

The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

1.1    Account: A bookkeeping account established for a Participant under Article 4 hereof.

1.2    Affiliate: Any subsidiary, parent, affiliate, or other business entity related to the Corporation.

1.3    Beneficiary: The person or persons designated by a Participant or otherwise entitled pursuant to Article 7 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

1.4    Beneficiary Designation Form: The form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.5    Board: The present and any succeeding Board of Directors of the Corporation.

1.6    Code: The Internal Revenue Code of 1986, as the same may be amended from time to time.

1.7    Compensation Committee: The Human Resources & Compensation Committee of the Board.

1.8    Corporation: Hilb Rogal & Hobbs Company or any successor thereto.

1.9    Effective Date: The Effective Date of the Plan is February 13, 2007.

1.10    Election Form: A form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make an election under the Plan.

1.11    Eligible Executive: An executive who has the rank of President or higher of a subsidiary of the Corporation, a member of the executive group of the Corporation and other highly compensated individuals determined by the Compensation Committee in its sole discretion.

1.12    Employer: The Corporation and any Affiliate.

1.13    Measurement Fund or Funds: One or more funds selected by the Plan Administrator pursuant to Section 4.2(c). A Measurement Fund may not include an investment in common stock of the Corporation or its equivalent.

1.14    Participant: An Eligible Executive who is selected to participate in the Plan.

1.15    Plan: This document, as contained herein or duly amended, which shall be known as the “Hilb Rogal & Hobbs Company Supplemental Cash Incentive Plan.”

1.16    Plan Administrator: The Corporation, unless the Compensation Committee has appointed one or more other persons to act as the Plan Administrator as set forth in Section 10.1.

1.17    Plan Year: The calendar year.

1.18    Pre-Retirement Survivor Benefit: The benefit set forth in Section 6.4.

1.19    Retirement: A Participant’s termination of employment with the Employer at or after age fifty-five (55).

1.20    Retirement Account: The portion of a Participant’s Account for which the Participant has not elected a Short-Term Payout.

1.21    Retirement Benefit: The benefit set forth in Section 6.2.

1.22    Short-Term Account: The portion of a Participant’s Account for which the Participant has elected a Short-Term Payout. A separate Short-Term Account shall be maintained for each Plan Year with respect to which a Short-Term Payout has been elected.

1.23    Short-Term Payout: The payout set forth in Section 6.1.

1.24    Total and Permanent Disability: Total and Permanent Disability means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, is receiving benefits under the Corporation’s Long Term Disability Plan for a period of not less than three (3) months.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

An Eligible Executive who is approved by the Committee shall become a Participant in the Plan. An individual who is or becomes a Participant shall be or remain a Participant until the Committee declares the individual in question no longer eligible to participate.

ARTICLE 3

CASH INCENTIVE CONTRIBUTION

For each Plan Year, the Corporation, in its sole discretion, may, but is not required to, credit to one or more Participants’ Accounts, an amount to be determined by the Compensation Committee. The amount credited will be denominated in cash. Any amount credited pursuant to this Article, plus earnings and losses thereon, shall be paid in accordance with the Participant’s Election Form in effect for such Plan Year, or if no such Election Form is in effect, shall be paid in a lump sum distribution on the fifth anniversary of the date credited.

ARTICLE 4

ACCOUNTS AND INVESTMENTS

4.1    Accounts

An Account under the Plan shall be established for each Participant. Such Account shall be (a) credited with amounts, if any, contributed to the Participant’s Account by the Corporation in accordance with Article 3, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.3, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article 6. Each Participant’s Account shall be divided into one or more Short-Term Payout Accounts and a Retirement Account.

4.2    Investment Elections

(a)    Each Participant may designate Measurement Funds in which the Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. In making the election pursuant to this Section 4.2, the Participant may specify that all or any multiple of his or her Account be deemed to be invested, in whole percentage increments, in one or more of the Measurement Funds designated by the Plan Administrator pursuant to Section 4.2(c). The Participant may elect different Measurement Fund allocations for each of his or her Short-Term Payout Accounts and his or her Retirement Account. If a Participant fails to elect a Measurement Fund under this Section 4.2(a), he or she shall be deemed to have elected the money market type of Measurement Fund.

(b)    A Participant may change the designation made under Section 4.2(a) or change the portion of his or her Account balance allocated to each previously or newly elected Measurement Fund by filing a new investment allocation election in accordance with procedures established by the Plan Administrator.

(c)    The Plan Administrator shall select from time to time commercially available investments to be the Measurement Funds. The Plan Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund.

4.3    Crediting/Debiting of Accounts

Subject to the rules and procedures that are established from time to time by the Plan Administrator, in its sole discretion, a Participant’s Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, or as otherwise determined by the Plan Administrator, as though (i) the Participant’s Account was invested in the Measurement Fund(s) selected by the Participant, in the percentages elected by the Participant; and (ii) any distribution made to a Participant that decreases such Participant’s Account ceased being invested in the Measurement Fund(s), no earlier than three (3) business days prior to the distribution, at the closing price of the Measurement Fund(s) on such date.

4.4    No Actual Investment

Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for investment purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Measurement Fund. In the event that the Corporation or the trustee (as that term is defined in any trust established pursuant to Section 8.3), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves.

4.5    Equitable Adjustment in Case of Error or Omission

If an error or omission is discovered in a Participant’s Account, the Plan Administrator shall make such equitable adjustments as the Plan Administrator deems appropriate, in its sole discretion.

ARTICLE 5

VESTING

The Participant’s Account shall vest and become nonforfeitable in accordance with the following schedule with respect to each Supplemental Cash Incentive Contribution:

Anniversary of Date of Crediting	Percentage Vested

Prior to First Anniversary	0%
First Anniversary but Prior to Second	25%
Second Anniversary but Prior to Third	50%
Third Anniversary but Prior to Fourth	75%
On Fourth Anniversary	100%

Notwithstanding the above, (i) a Participant shall become fully vested in his Account in the event of a Change in Control (as defined in Section 9.1), upon death, Total and Permanent Disability or Retirement and (ii) with respect to an award credited on February 13, 2007, the first twenty-five percent (25%) of such award shall not vest until March 1, 2008, and the remaining percentages shall vest in accordance with the schedule above.

ARTICLE 6

DISTRIBUTIONS

6.1    Short-Term Payout

(a)    In connection with each deferral election, a Participant may irrevocably elect on an Election Form to receive in a lump sum payment a Short-Term Payout from the Plan with respect to his Account. Subject to other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out sixty (60) days after the last day of any Plan Year designated by the Participant following the Plan Year in which the Participant becomes fully vested in his Account in accordance with Article 5. Notwithstanding the preceding sentences or any other provision of this Plan that may be construed to the contrary, a Participant who is an active employee may, with respect to each Short-Term Payout, in a form determined by the Plan Administrator, make subsequent and additional elections to postpone the payment of such Short-Term Payout to a Plan Year subsequent to the Plan Year originally elected. Any such election will be null and void unless (i) such election is accepted by the Plan Administrator no later than one (1) year prior to the first day of the Plan Year originally elected by the Participant for payment of such Short-Term Payout; (ii) such election will not take effect until at least twelve (12) months after the date such election is accepted by the Plan Administrator; and (iii) the Participant elects a Plan Year for payment that is at least five (5) Plan Years after the Plan Year originally elected.

(b)    Should an event occur that triggers a payment under Sections 6.2, 6.3, 6.4, or 6.5, the portion of the Participant’s Account, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 6.1(a) shall not be paid in accordance with Section 6.1(a) but shall be paid in accordance with the other applicable Section.

6.2    Retirement Benefit

(a)    A Participant who Retires shall receive, as a Retirement Benefit, the value of his or her Account paid in accordance with subsection (b) below and subject to subsection (c) below.

(b)    A Participant shall elect on an Election Form to receive a Retirement Benefit in a lump sum or in annual installments of two (2) to fifteen (15) years. The Participant may change his or her election to an allowable alternative payout by submitting a new Election Form to the Plan Administrator. Such election may not take effect until at least twelve (12) months after the date on which the election is made, and the payment with respect to which such election is made must be deferred for a period not less than five (5) years from the date the payment would otherwise be made or commence. The Election Form most recently accepted by the Plan Administrator shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum shall be made, or installment payments shall commence, on the earlier of the January 1 or July 1 next following the six (6) month anniversary of the Participant’s Retirement.

(c)    If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

6.3    Payment in Event of Total and Permanent Disability

In the event a Participant terminates employment as a result of Total and Permanent Disability, the Participant shall, for purposes of this Plan only, be treated as having Retired and such Participant’s Account, shall be distributed as provided in Section 6.2 provided, however, that payment shall be made or commence on the earlier of the January 1 or July 1 next following Participant’s termination of employment as a result of Total and Permanent Disability.

6.4    Pre-Retirement Survivor Benefit

(a)    If the Participant dies before he or she experiences a termination of employment, the Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account.

(b)    A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in annual installments of two (2) to fifteen (15) years. The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Plan Administrator, which form must be accepted by the Plan Administrator in its sole discretion. The Election Form most recently accepted by the Plan Administrator prior to the Participant’s death shall govern the payout of the Participant’s Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant’s Account balance at the time of his or her death is less than $50,000, payment of the Pre-Retirement Survivor Benefit from the Participant’s Account shall be made in a lump sum. The lump sum payment shall be made, or installment payments shall commence, ninety (90) days after the day the Plan Administrator is provided with proof that is satisfactory to the Plan Administrator of the Participant’s death. Subsequent installment payments shall be made on the sixtieth (60th) day of each Plan Year.

6.5    Payment in Event of Participant’s Termination of Employment

Upon termination of employment for reasons other than Retirement, Total and Permanent Disability or death, the Plan Administrator shall pay the terminated Participant his or her Account in a lump sum distribution. Such payment shall be made on the earlier of the January 1 or July 1 next following the six (6) month anniversary of the Participant’s date of termination.

6.6    No Accelerated Payment

Except as provided in Treasury Regulations, no acceleration in the time or schedule of any payment or amount scheduled to be paid from the Participant’s Account is permitted.

6.7    Benefit Determination and Payment Procedure

The Plan Administrator has the authority, in its sole discretion and judgment, to make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant’s Beneficiary, in the event of the death or Total and Permanent Disability of the Participant. The Plan Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provide to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay such benefits in accordance with the Plan Administrator’s determination.

6.8    Payments to Minors and Incompetents

If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is judged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Plan Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

6.9    Distribution of Benefit When Distributee Cannot Be Located

The Plan Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation’s or the Plan Administrator’s records. If the Plan Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

ARTICLE 7

BENEFICIARY DESIGNATION

A Participant may designate a Beneficiary and a contingent Beneficiary by completing and signing a Beneficiary Designation Form. Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Plan Administrator prior to the time of the Participant’s death. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new Beneficiary Designation Form with the Plan Administrator. The most recent Beneficiary Designation Form received by the Plan Administrator shall be the effective Beneficiary designation for all Plan Years and shall supercede all prior Beneficiary designations unless specifically designated otherwise.

If the Participant dies without having designated a Beneficiary or a contingent Beneficiary or if the Participant dies and the Beneficiary and contingent Beneficiary so named by the Participant have both predeceased the Participant, then the Participant’s estate shall be deemed to be his or her Beneficiary. In the event that the Participant dies and the Beneficiary so named by the Participant has predeceased the Participant, then the surviving contingent Beneficiary, if any, shall be the Beneficiary.

If a Beneficiary shall survive the Participant but shall die before the Participant’s entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to any other beneficiary named by the deceased Beneficiary to receive his or her interest or, if none, to the estate of the deceased Beneficiary.

ARTICLE 8

FUNDING

8.1    Unfunded Plan

All Participants and Beneficiaries are general unsecured creditors of the Corporation with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be considered unfunded for tax purposes.

8.2    Life Insurance

The Corporation may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.

8.3    Grantor Trust

The Corporation may, but is not required to, establish a grantor trust which may be used to hold assets of the Corporation which are maintained as reserves against the Corporation’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Corporation’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Corporation’s obligation hereunder, then such obligation of the Corporation shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

ARTICLE 9

CHANGE OF CONTROL

9.1    Change of Control

A “Change of Control” shall mean:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

(b)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, for purposes of subsection (a) of this Section, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Corporation which reduces the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities by reason of share purchases by the Corporation and, after such share purchases by the Corporation, such Person becomes the beneficial owner of any additional shares of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Stock, for purposes of subsection (a) of this Section, a Change of Control shall be deemed to have taken place.

9.2    Effect of Change of Control

(a)    Upon a Change of Control, the Corporation shall establish, if one has not been established, a grantor trust, as described in Section 8.3, and shall contribute to such trust, within seven (7) days of the Change of Control, and within thirty (30) days of the end of each Plan Year thereafter, a lump-sum payment equal to the difference between the aggregate value of all Participants’ Accounts and the value of the assets of the trust on the date of the Change of Control or end of the Plan Year.

(b)    Notwithstanding any other provision in any other Article of this Plan to the contrary, in the event a Participant separates from service to the Corporation within three (3) years following a Change of Control, other than on account of the Participant’s death, Total and Permanent Disability or Retirement, the balance in such Participant’s Account as of the six (6) month anniversary of such Participant’s separation from service shall be distributed to such Participant in a lump-sum on the first day of the month following such six (6) -month anniversary.

ARTICLE 10

PLAN ADMINISTRATOR

10.1    Appointment of Plan Administrator

The Corporation shall serve as the Plan Administrator unless the Compensation Committee has appointed one or more persons to serve as the Plan Administrator for the purpose of administering the Plan. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Plan Administrator. If the Compensation Committee has so appointed a Plan Administrator, the person or committeemen serving as Plan Administrator shall serve for indefinite terms at the pleasure of the Compensation Committee, and may, by thirty (30) days prior written notice to the Compensation Committee, terminate such appointment.

10.2    Duties and Responsibilities of Plan Administrator

(a)    The Plan Administrator shall maintain and retain necessary records regarding its administration of the Plan.

(b)    The Plan Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant’s or Beneficiary’s rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan as provided in Section 10.3.

(c)    The Plan Administrator has the authority in its sole and exclusive judgment and discretion to construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive and binding on all Participants.

10.3    Claims Procedures

(a)    Any claim by a Participant or his or her Beneficiary (hereafter “Claimant”) for benefits shall be submitted in writing to the Plan Administrator. The Plan Administrator shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan. The Plan Administrator otherwise shall be responsible for providing a full and fair review of the Plan Administrator’s decision with regard to any claim, if requested. The Plan Administrator shall provide such full and fair review in accordance with the requirements of the Employee Retirement Income Security Act of 1974, including without limitation the requirements of Section 503 thereof, as amended from time to time.

(b)    Each claimant or other interested person shall file with the Plan Administrator such pertinent information as it may specify, in such manner and form as it may specify and provide. Such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless and until the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit claimed is provided under the Plan. If it is determined that a Claimant is not entitled to the claimed benefit under the Plan, or, if the Claimant shall fail to furnish such proof as is requested, no benefits, or further benefits, hereunder, as the case may be, shall then be payable to such Claimant.

(c)    For all purposes under the Plan, the decisions with respect to a claim, and the decisions with respect to a claim review, when requested, shall be final, binding and conclusive on all Participants, Beneficiaries and other interested parties, as to all matters relating to the Plan and Plan benefit. Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Plan Administrator, and no claim shall be paid unless the Plan Administrator determines in its discretion that a Claimant is entitled to such payment.

ARTICLE 11

AMENDMENT OR TERMINATION OF PLAN

The Board, or its authorized delegate, may amend or terminate the Plan at any effective time as of any date specified provided, however, that any termination of the Plan must be made in accordance with requirements of Code section 409A and Treasury Regulations thereunder. Any such action taken by the Board, or its authorized delegate, shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof. No amendment or termination shall decrease the value of a Participant’s Account prior to the effective date of the amendment or termination.

ARTICLE 12

MISCELLANEOUS

12.1    Binding Effect

The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

12.2    Delegation of Authority

Whenever the Corporation is permitted or required to perform any act, such act may be performed by its Chief Executive Officer or President or other person duly authorized by its Chief Executive Officer or President or its Board.

12.3    Effect on Other Benefits

Contributions credited to a Participant and distributions made under the Plan shall not be included in the Participant’s annual compensation for purposes of calculating the Participant’s bonuses and awards, insurance and other employee benefits.

12.4    Gender and Number

In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

12.5    Governing Law

The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia.

12.6    Non-assignability

Each Participant’s rights under the Plan shall be non-transferable and non-assignable. No benefit that shall be payable to any person (including a Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void. Further, no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

12.7    Notices and Elections

All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Plan Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

12.8    Service of Process

The Plan Administrator shall be the agent for service of process on the Plan.

12.9    Severability

If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

12.10    Successors, Acquisitions, Mergers, Consolidations

The terms and conditions of the Plan shall inure to the benefit of, and bind, the Corporation and the Participants, and their successors, assigns and personal representatives.

12.11    Tax Withholding

The Corporation shall withhold from any payment made by it under the Plan (or at any other required time) such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code of 1986, as amended, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes or paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

12.12    Titles and Captions

Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.